EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2023 with respect to the audited consolidated financial statements of Lexaria Bioscience Corp. for the year ended August 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 18, 2024